Exhibit 99.1

RxSight, Inc. Announces Preliminary Unaudited Fourth Quarter and Full Year 2021 Financial and Operational Results

Aliso Viejo, Calif., January 9, 2022 (GLOBE NEWSWIRE) -- (NASDAQ: RXST) RxSight, Inc., an ophthalmic medical device company dedicated to improving the vision of patients following cataract surgery, today announced preliminary unaudited financial and operational results for the fourth quarter and fiscal year 2021.

Preliminary Unaudited Results

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Preliminary unaudited fourth quarter 2021 revenue is expected to be approximately $8.4 million, representing growth of approximately 71% compared to the prior year period, driven by:
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Sale of 45 Light Delivery Devices (LDD™s), expanding the installed base to 206 LDDs as of December 31, 2021; and
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Sale of 2,959 Light Adjustable Lenses (LAL®s).
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Preliminary unaudited 2021 fiscal year revenue is expected to be approximately $22.6 million, representing growth of approximately 54% compared to the prior year, driven by:
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Sale of 114 LDDs; and
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Sale of 8,328 LALs.
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Preliminary unaudited cash, cash equivalents and short-term investments as of December 31, 2021, is expected to be approximately $159.3 million.

“Our fourth quarter financial results demonstrate continued adoption by innovative cataract surgeons and further acceptance by patients of the RxSight® value proposition for customized vision after cataract surgery,” said Ron Kurtz, CEO and President of RxSight. “With increasing awareness and availability of our LAL technology, the completed roll-out of ActivShield™, and our growing commercial team, we believe we are well positioned to drive continued growth in 2022.”

The Company’s fourth quarter and full year 2021 financial results are preliminary and are subject to the completion of the Company’s 2021 audit. Audited fourth quarter and full year 2021 financial results will be announced in early March.

About RxSight, Inc.

RxSight, Inc. is a commercial-stage medical technology company dedicated to improving the vision of patients following cataract surgery. The RxSight Light Adjustable Lens system, comprised of the RxSight Light Adjustable Lens (LAL), RxSight Light Delivery Device (LDD) and accessories, is the first and only commercially available intraocular lens (IOL) technology that enables doctors to customize and optimize visual acuity for patients after cataract surgery. The LAL now features ActivShield technology, a revolutionary UV protection layer built into the lens. Additional information about RxSight can be found at www.rxsight.com.

Forward-Looking Statements

This press release contains “forward-looking statements,” including statements concerning our preliminary unaudited fourth quarter and fiscal 2021 financial and operational results and anticipated continued growth in 2022. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Investors should review the risks and uncertainties contained in our filings with the

Securities and Exchange Commission (“SEC”), including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC on November 10, 2021, as well as other risks set forth in our other filings with the SEC. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

The foregoing financial and operational results are preliminary estimates. We are in the process of finalizing our financial statements for the year ended December 31, 2021, and our actual results remain subject to completion of those financial statements and their audit by our independent registered public accounting firm. These preliminary estimates are based on information available to management as of the date of this press release and certain related assumptions, which could prove incorrect. Our actual, reported results of operations could differ based on completion of our year end closing procedures, final adjustments and developments that may arise prior to completion of our annual financial statements, and adjustments arising from the audit by our independent registered public accounting firm. You should carefully review our audited, consolidated financial statements for the year ended December 31, 2021 when they become available.

Investor contact:

Philip Taylor

Gilmartin Group

415-937-5406

IR@rxsight.com

Company contact:

Shelley B. Thunen

Chief Financial Officer

RxSight Inc.

949-521-7830

IR@rxsight.com